UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2012

AMICUS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 7, 2012, John F. Crowley, Chairman and Chief Executive Officer of Amicus Therapeutics, Inc. (the “Company”), Bradley L. Campbell, Chief Business Officer of the Company, and Pol F. Boudes, Chief Medical Officer of the Company, each entered into prearranged trading plans (the “Plans”) in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.  The Plans were entered into during the Company’s current open trading window and in accordance with the Company’s Insider Trading Policy. Trading under the Plans adopted by Dr. Boudes and Mr. Campbell may not commence until November 2012 and, under Mr. Crowley’s plans, January 2013. Sales under the Plans may only be made if the stock meets the minimum price thresholds as specified in each Plan, each of which represents a significant premium to the closing trading price of the Company’s common stock as of the day immediately prior to the filing of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: September 12, 2012	By:	/s/ PETER M. MACALUSO
	Name:	Peter M. Macaluso
	Title:	Secretary